Exhibit 23.1

CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-00000) pertaining to the Qualified Employee Stock Purchase Plan of Ace*Comm Corporation of our report dated August 12, 2002, with respect to the consolidated financial statements and schedule of Ace*Comm Corporation included in its Annual Report (Form 10-K) for the year ended June 30, 2002, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

McLean, Virginia
February 3, 2003